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                                                                       EXHIBIT 5

June 5, 1996

Artesian Resources Corporation
664 Churchmans Road
Newark, DE  19702-1934

Re: Registration Statement on Form S-8
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Gentlemen:

We have acted as counsel to Artesian Resources Corporation (the "Company") in connection with the registration statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of 100,000 shares of Class A Non-Voting Common Stock, $1.00 par value (the "Common Stock"), of the Company pursuant to the Amended and Restated Artesian Resources Corporation 1992 Non-Qualified Stock Option Plan (the "Non-Qualified Stock Option Plan") and 100,000 shares of such Common Stock pursuant to the Artesian Resources Corporation Incentive Stock Option Plan (together with the Non-Qualified Stock Option Plan, the "Plans"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering this opinion, we have examined (i) the Restated Certificate of Incorporation of the Company, as amended May 17, 1994 and May 26, 1995, (ii) the Bylaws of the Company, (iii) the Plans and (iv) resolutions adopted by the Company pertaining to the Plans and the subject Registration Statement. We have not performed any independent investigation other than the document examination described above.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plans, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP